Exhibit 4.1

EXECUTION COPY

UNITED THERAPEUTICS CORPORATION

1.0% CONVERTIBLE SENIOR NOTES DUE SEPTEMBER 15, 2016

INDENTURE

DATED AS OF OCTOBER 17, 2011

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

AS TRUSTEE

i

THIS INDENTURE, dated as of October 17, 2011, is between United Therapeutics Corporation, a corporation duly organized under the laws of Delaware (the “Company”),  and The Bank of New York Mellon Trust Company, N.A., a national banking association having a principal office at 525 William Penn Place, 38th Fl., Pittsburgh, PA 15259, as Trustee (the “Trustee”).

In consideration of the premises and the acquisition of the Securities by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the registered Holders of the Securities.

ARTICLE 1          DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.          Definitions.

“Additional Interest” means the additional interest, if any, payable pursuant to Section 9.01 or 9.12.

“Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

“Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors specifically authorized to act for it with respect to this Indenture.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1, 3 and 4 thereof.

“Closing Sale Price” of the Common Stock means, as of any date of determination, the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) at 4:00 p.m., New York City time, on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading or, if the Common Stock is not listed on any U.S. national or regional securities exchange, as reported by the OTC Markets Group Inc. at 4:00pm, New York City time. If the closing per share sale price of the Common Stock is not so reported, the “Closing Sale Price” will be the average of the mid-point of the last bid price and the last ask price for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Common Stock” means the common stock of the Company, $0.01 par value, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of the Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications. If at any time the Common Stock, as such may then be constituted, is replaced by Reference Property pursuant to Section 5.11, references herein to the Common Stock shall thereafter be deemed to be to such Reference Property to the extent required for implementation of Section 5.11.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors as of the date hereof or (b) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

“Conversion Rate” means, as of any date of determination, an amount equal to $1,000 divided by the then applicable Conversion Price on such date. As of the date hereof and subject to adjustment pursuant to Section 5.06, the Conversion Rate with respect to the Securities is approximately 20.9688 shares of Common Stock, rounded to the nearest 1/10,000th of a share, for each $1,000 principal amount of the Securities.

“Conversion Value” of a Security means, as of any date of determination, the product of the Closing Sale Price of the Common Stock on such date multiplied by the then current Conversion Rate of such Security on such date.

“Corporate Trust Office” means the office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date of the execution of this Indenture is located at 525 William Penn Place, 38th Fl., Pittsburgh, PA 15259, Attention: Corporate Trust Administration, or at any other time at such other address as the Trustee may designate from time to time by notice to the Company or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

“Default” or “default” means any event which is or, after notice or passage of time or both, would be an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Ex-Dividend Date”, in respect of any adjustment in relation to a dividend or distribution, means the first date on which shares of the Common Stock trade, regular way, on the exchange or in the market referenced for purposes of making such adjustment, without the right to receive such dividend or distribution.

“Final Maturity Date” means September 15, 2016.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and other official written statements from the accounting staff of the SEC expressing the views of the SEC therein.

“Global Security” means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1, 3 and 4 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” or “Securityholder” means the person in whose name a Security is registered on the Primary Registrar’s books.

“IAI” means institutional accredited investors (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person (i) for borrowed money (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or (ii) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any accounts payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers’ acceptances, (c) all obligations and liabilities (contingent or otherwise) of such Person (i) in respect of leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person, or (ii) under any lease or related document (including a purchase agreement, conditional sale or other title retention agreement) in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property to the lessor (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with GAAP), (d) all obligations (contingent or otherwise) of such Person with respect to any interest rate or other swap, cap, floor or collar agreement, hedge agreement, forward contract or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement; (e) all direct or indirect guaranties, agreements to be jointly liable or similar agreements by such Person in respect of, and obligations or liabilities of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d), and (f) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (e).

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

“Initial Issue Date” means October 17, 2011.

“Initial Purchaser” means Deutsche Bank Securities Inc.

“Instrument” means any bond, debenture, note or other evidences of Indebtedness for money borrowed by the Company or any Significant Subsidiary (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Company) or any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Significant Subsidiary (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Company).

“interest”, in respect of the Securities, unless the context otherwise requires, refers to interest payable on the Securities, including Additional Interest, if any.

“Make Whole Adjustment Event” means any Change in Control included in clause (i) or (ii) of the definition of Change in Control (but without giving effect to the Majority Acquisition Exclusion contained therein). An acquisition, consolidation, merger or binding share exchange or a sale, assignment, conveyance, transfer, lease or other disposition otherwise constituting a Make Whole Adjustment Event will not constitute a Make Whole Adjustment Event if at least 90% of the consideration paid for the Common Stock in that transaction, excluding Cash payments for fractional shares and Cash payments made pursuant to dissenters’ appraisal rights, consists of shares of common stock traded on The New York Stock Exchange, NASDAQ or the Nasdaq Global Market (or any of their respective successors), or will be so traded immediately following the merger or consolidation, and, as a result of the merger or consolidation, the Securities become convertible into such shares of such common stock.

“Market Disruption Event” means (1) a failure by the primary exchange on which the Common Stock trades to open for trading during its regular trading session or (2) the occurrence or existence for more than one half hour period in the aggregate on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading, by reason of movements in price exceeding limits permitted by NASDAQ or otherwise, in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“NASDAQ” means The NASDAQ Global Select Market.

“Officer” means the Chairman or any Co-Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary or any Assistant Controller or Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two or more Officers of the Company, one of whom must be either the principal executive officer, the principal financial officer or the principal accounting officer of the Company, delivered to the Trustee, that meets the requirements of Section 13.04.

“Opinion of Counsel” means a written opinion reasonably acceptable to the Trustee that meets the requirements of Section 13.04 from legal counsel. The counsel may be an employee of or counsel to the Company.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal” or “principal” of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

“QIB” means any “qualified institutional buyer” (as defined in Rule 144A).

“Restricted Global Security” means a Global Security that is a Transfer Restricted Security.

“Restricted Security Legend” means the legend set forth in Section 2.12(a).

“Restricted Stock Legend” means the legend required by Section 2.12(b).

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Scheduled Trading Day” means any day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading. If the Common Stock is not so listed, “Scheduled Trading Day” means a “Business Day.”

“SEC” means the United States Securities and Exchange Commission.

“Securities” means the 1.0% Convertible Senior Notes due September 15, 2016, or any of them (each, a “Security”).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

“Settlement Date” in respect of any Securities being converted means the third Business Day after the last day of the Conversion Period applicable to such conversion provided that (1) if, prior to the Conversion Date, the Common Stock has been replaced by Reference Property consisting solely of cash pursuant to Section 5.06, the Settlement Date shall be the third Trading Day immediately following the Conversion Date, (2) if any information required in order to calculate the Conversion Obligation will not be available as of the otherwise applicable Settlement Date, the Settlement Date for additional shares of Common Stock deliverable as a result of the adjustment pursuant to Section 4.02 or 5.06 shall be the third Trading Day after the earliest Trading Day on which such calculation can be made and (3) if any delay pursuant to clause (1) of this definition would result in a Settlement Date during the 10 Trading Days immediately following the effective date of a Fundamental Change, the Settlement Date shall be the tenth Trading Day following the effective date of such Fundamental Change.

“Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X under the Securities Act.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) NASDAQ or, if the Common Stock is not listed on NASDAQ, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed is open for trading or, if the Common Stock is not so listed, any Business Day. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange.

“Trading Price” means, on any date of determination with respect to any Security, the average of the secondary market bid quotations per Security obtained by the Conversion Agent for $1,000,000 principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if at least three such bids cannot reasonably be obtained, but two such bids can reasonably be obtained, then the average of these two bids shall be used; provided, further, that, if at least two such bids cannot reasonably be obtained, but one such bid can reasonably be obtained, this one bid shall be used. If, on any date of determination, the Conversion Agent cannot reasonably obtain at least one bid for $1,000,000 principal amount of the Securities from an independent nationally recognized securities dealer, or if the Company fails to request the Conversion Agent to obtain bids when required, then the Trading Price of such Securities on such date of determination will be deemed to be less than 95% of the Conversion Value.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” of a Person means any class or classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Section 1.02.          Other Definitions.

Term	Defined in Section

“Additional Interest Notice”	7.05
“Additional Securities”	2.16	(a)
“Additional Shares”	4.02	(a)
“Agent Members”	2.01	(b)
“Bankruptcy Law”	9.01
“Change in Control”	3.01	(a)
“Closing Sale Price Condition”	5.01	(a)
“Company Order”	2.02
“Conversion Agent”	2.03
“Conversion Date”	5.02
“Conversion Notice”	5.02
“Conversion Obligation”	5.05	(a)
“Conversion Period”	5.05	(a)
“Conversion Price”	5.06
“Current Market Price”	5.06	(e)
“Custodian”	9.01
“Daily Conversion Value”	5.05	(a)
“Daily Net Share Settlement Value”	5.05	(a)
“Depositary”	2.01	(a)
“Dividend Adjustment Amount”	5.06	(e)
“DTC”	2.01	(a)
“Effective Date”	4.02	(b)
“Event of Default”	9.01
“Expiration Date”	5.06	(d)
“Expiration Time”	5.06	(d)
“Fundamental Change”	3.01	(a)
“Fundamental Change Purchase Date”	3.01	(a)
“Fundamental Change Purchase Notice”	3.01	(c)
“Fundamental Change Purchase Price”	3.01	(a)
“Interest Payment Date”	4.01	(a)
“Legal Holiday”	13.07
“Majority Acquisition Exclusion”	3.01	(a)
“Maximum Conversion Rate Adjustment”	4.02	(g)
“Paying Agent”	2.03
“Primary Registrar”	2.03
“Purchased Shares”	5.06	(d)
“Quarter”	5.01	(a)

Term	Defined in Section

“Record Date”	4.01	(a)
“Reference Property”	5.11
“Registrar”	2.03
“Resale Restriction Termination Date”	2.06	(a)
“Stock Price”	4.02	(a)
“Termination of Trading”	3.01	(a)
“Transfer Restricted Securities”	2.12	(a)
“Transforming Transaction”	5.01	(b)
“Trigger Event”	5.06	(c)
“Triggering Distribution”	5.06	(d)
“Unissued Shares”	3.01	(a)
“Volume Weighted Average Price”	5.05	(a)

Section 1.03.          Trust Indenture Act Provisions.

Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture trustee” means the Trustee; and

“obligor” on the Securities means the Company or any other obligor on the Securities.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.04.          Rules of Construction.

Unless the context otherwise requires:

(A)  a term has the meaning assigned to it herein;

(B)  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(C)  words in the singular include the plural, and words in the plural include the singular;

(D)  provisions apply to successive events and transactions;

(E)  the term “merger” includes a statutory share exchange, and the term “merged” has a correlative meaning;

(F)  the masculine gender includes the feminine and the neuter;

(G)  references to agreements and other instruments include subsequent amendments thereto;

(H)  “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(I)  references to the payments on the Securities shall include Additional Interest payable hereunder, if any.

ARTICLE 2            THE SECURITIES

Section 2.01.          Form and Dating.

The Securities and the corresponding Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. The Securities shall be dated the date of their authentication.

(a)           Restricted Global Securities. Securities offered and sold to QIBs in reliance on Rule 144A shall be issued in the form of one or more Restricted Global Securities, substantially in the form of Exhibit A, which shall be deposited on behalf of the acquirers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(b)           Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c)           Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c) and Section 2.02, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or as otherwise instructed by the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO UNITED THERAPEUTICS CORPORATION (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

Section 2.02.          Execution and Authentication.

An Officer shall sign the Securities for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually or by facsimile signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $250,000,000 upon receipt of (i) a written order or orders of the Company signed by two Officers of the Company (a “Company Order”) and

delivered to the Trustee, and (ii) an Officers’ Certificate and Opinion of Counsel pursuant to Section 13.04; provided that Additional Securities may be issued pursuant to Section 2.16. Each Company Order shall specify the amount of Securities to be authenticated, shall provide that all Securities will be represented by a Global Security and the date on which each original issue of Securities is to be authenticated. The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.03.          Registrar, Paying Agent and Conversion Agent.

The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, or Conversion Agent, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Article 11).

The Company hereby initially designates the Trustee as Paying Agent, Registrar, Securities Custodian and Conversion Agent, and the Corporate Trust Office of the Trustee to be such office or agency of the Company for each of the aforesaid purposes.

Section 2.04.          Paying Agent to Hold Money in Trust.

Prior to 11:00 a.m., New York City time, on each due date of the principal of, premium on, if any, or interest on, any Securities, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal, premium on, if any, and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest on, the Securities and shall notify the Trustee in writing of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each due date of the principal of, premium on, if any, or interest on, any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

Section 2.05.          Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee at least five Business Days before each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06.          Transfer and Exchange.

(a)           The following provision shall apply with respect to any proposed transfer of a Security prior to the date that is the later of (i) the earlier of (a) the date that is one year after its original issue date and (b) such shorter period of time as permitted by Rule 144 or any successor provision thereto and (ii) such later date, if any, as may be required by applicable law (the “Resale Restriction Termination Date”):

(i)            a transfer of a Security in certificated form to a QIB shall be made upon receipt by the Trustee or its agent of a certificate substantially in the Form of Certificate to be Delivered Upon Exchange or Registration of Transfer of Securities set forth on the reverse of the Security that the transferee is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii)           a transfer of a Security or a beneficial interest therein pursuant to an exemption from registration under the Securities Act other than Rule 144A shall be made upon receipt by the Registrar and the Company of such opinions of counsel, certificates and/or other information reasonably required by and satisfactory to them in order to ensure compliance with the Securities Act, including, in the case of a transfer of a Security or a beneficial interest therein to an IAI, a certificate substantially in the form set forth in Section 2.14 from the proposed transferee.

(b)           Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate, each in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. Upon the transfer, exchange or replacement of Securities not bearing a Restricted Security Legend, the Registrar shall deliver Securities that do not bear a Restricted Security Legend. Upon the transfer, exchange or replacement of Securities bearing a Restricted Security Legend, the Registrar shall deliver only Securities that bear such Restricted Security Legend unless (i) a Security is being transferred pursuant to an effective registration statement, (ii) such Securities (or beneficial interests) are transferred, replaced or exchanged on or after the Resale Restriction Termination Date or (iii) if requested by the Company or Registrar, there is delivered to the Company and the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. The Restricted Security Legend on any Security shall be removed at the request of the Holder on or after the Resale Restriction Termination Date therefor. To permit registration of transfers and exchanges, upon surrender of any Security for transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.10, 3.04, 5.02 (last paragraph) or 12.05.

None of the Company, any Registrar or the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof in respect of which a Fundamental Change Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(c)           Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(d)           Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable U.S. federal or state securities law. Prior to the due presentment of a registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of all payments with respect to such Securities, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07.          Replacement Securities.

If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of written notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay, redeem or purchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.08.          Outstanding Securities.

Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 5, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives, subsequent to the new Security’s authentication, proof satisfactory to the Company that the replaced Security is held by a bona fide purchaser unaware that such Security has been replaced.

If a Paying Agent (other than the Company or an Affiliate of the Company) holds in respect of Securities on a Fundamental Change Purchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any), and any accrued interest on Securities (or portions thereof) payable on that date, then on and after such Fundamental Change Purchase Date or the Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and any interest on them shall cease to accrue.

Subject to the restrictions contained in Section 2.09, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

Section 2.09.          Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

Section 2.10.          Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Every temporary Security will be executed and registered by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

Section 2.11.          Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, redemption, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, payment, conversion or cancellation and shall deliver the canceled Securities to the Company. All Securities which are redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 5.

Section 2.12.          Legends; Additional Transfer Requirements.

(a)           Every Security that bears or is required under this Section 2.12(a) to bear the Restricted Security Legend set forth in this Section 2.12(a) (the “Transfer Restricted Securities”) shall be subject to the restrictions on transfer set forth in Section 2.06 and this Section 2.12(a) (including those set forth in the Restricted Security Legend set forth below), and the Holder of each such Transfer Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 2.12(a) and 2.12(b), the term “transfer” includes any sale, pledge, transfer or other disposition whatsoever of any Transfer Restricted Security. The Registrar shall not register any transfer of a Transfer Restricted Security not made in accordance with the restrictions on transfer set forth in Section 2.06 and this Section 2.12.

Subject to the last paragraph of this Section 2.12(a) and Section 2.15 with respect to Common Stock, prior to the Resale Restriction Termination Date, any certificate evidencing any Security (and all securities issued in exchange therefor or substitution thereof; including Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.12(b), if applicable) shall bear a legend in substantially the following form:

“THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

Any Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or that has been transferred, replaced or exchanged on or after the Resale Restriction Termination Date or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may, upon surrender of such Security to the Registrar for exchange in accordance with the provisions of this Section 2.12, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Restricted Security Legend required by this Section 2.12(a).

(b)           Every stock certificate representing Common Stock issued upon conversion of a Transfer Restricted Security that bears or is required under this Section 2.12(b) to bear the Restricted Stock Legend set forth in this Section 2.12(b) shall be subject to the restrictions on transfer set forth in Section 2.06 and this Section 2.12(b) (including those set forth in the Restricted Stock Legend set forth below), and the Holder of such Common Stock issued upon conversion of a Transfer Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer and the further restrictions set forth in Section 2.15. The Company shall not register any transfer of Common Stock issued upon conversion of such a Transfer Restricted Security not made in accordance with the restrictions on transfer set forth in this Section 2.12.

Subject to the last paragraph of this Section 2.12(b) and Section 2.15 with respect to Common Stock, prior to the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of a Transfer Restricted Security shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such issuance) or such Common Stock has been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act:

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF UNITED THERAPEUTICS CORPORATION (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE

LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

Any stock certificate (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or that has been transferred, replaced or exchanged on or after the Resale Restriction Termination Date or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may, upon surrender of such stock certificate to the Registrar for exchange in accordance with the provisions of this Section 2.12 and Section 2.15, be exchanged for a new stock certificate, of like tenor and aggregate number of shares, which shall not bear the Restricted Stock Legend required by this Section 2.12(b).

(c)           Any Security or Common Stock issued upon the conversion or exchange of a Security that, prior to the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act (or any successor provision), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Security or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

(d)           A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

(e)           Notwithstanding any provision of Section 2.06 and Section 2.12 to the contrary, in the event Rule 144 as promulgated under the Securities Act (or any successor rule) is amended to change the one-year period under Rule 144 (or the corresponding period under any successor rule), from and after receipt by the Trustee of the Officers’ Certificate and Opinion of Counsel provided for in this Section 2.12(e), (i) each reference in Section 2.12(a) to “one year” and in the restrictive legend set forth in such paragraph to “ONE YEAR” shall be deemed for all purposes hereof to be references to such changed period, (ii) each reference in Section 2.12(b) to “one year” and in the restrictive legend set forth in such paragraph to “ONE YEAR” shall be deemed for all purposes hereof to be references to such changed period and (iii) all corresponding references in the Security (including the definition of Resale Restriction Termination Date) and the restrictive legends thereon shall be deemed for all purposes hereof to be references to such changed period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws. The provisions of this Section 2.12(d) will not be effective until such time as the Opinion of Counsel and Officers’ Certificate have been received by the Trustee hereunder. This Section 2.12(d) shall apply to successive amendments to Rule 144 (or any successor rule) changing the holding period thereunder.

(f)            The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Securities:

(i)         Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (B) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (A) shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any

Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(ii)        Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(iii)       The registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(iv)       In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

Section 2.13.          CUSIP or ISIN Numbers.

The Company in issuing the Securities may use one or more “CUSIP” and/or ISIN numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or ISIN numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” and/or ISIN numbers.

Section 2.14.          Form of Certificate To Be Delivered in Connection with Transfers to Institutional Accredited Investors.

[Date]

United Therapeutics Corporation
c/o The Bank of New York Mellon Trust Company, N.A., as Trustee

525 William Penn Place, 38th Fl.

Pittsburgh, PA 15259

Attention: Corporate Trust Administration

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $                     principal amount of the 1.0% Convertible Senior Notes due September 15, 2016 (the “Securities”) of United Therapeutics Corporation (the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.             We are an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)) purchasing for our own account or for the account of such an institutional accredited investor at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of the complete loss of our or its investment.

2.             We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is the later of (i) the earlier of (a) the date that is one year after its original issue date and (b) such shorter period of time as permitted by Rule 144 or any successor provision thereto and (ii) such later date, if any, as may be required by applicable law, except to (a) to the Company or one of the Company’s subsidiaries, (b) under a registration statement that has been declared effective under the Securities Act, (c) to a person Holder reasonably believes is a “qualified institutional buyer” that is purchasing for its own account or for the account of another “qualified institutional buyer” and to whom notice is given that the transfer is being made in reliance on Rule 144A, and in compliance with the provisions of such rule, (d) to an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) or (e) pursuant to Rule 144 or any other applicable exemption from registration requirements under the Securities Act. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional accredited investor (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clauses (d) or (e) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

TRANSFEREE:

BY:

Section 2.15.          Issuance, Transfer and Exchange of Common Stock Issuable Upon Conversion of the Securities.

Shares of Common Stock to be issued upon conversion of Securities prior to the effectiveness of an applicable registration statement under the Securities Act shall be physically delivered in certificated form to the Holders converting such Securities and the certificate representing such shares of Common Stock shall bear the Restricted Stock Legend unless removed in accordance with Section 2.12(b).

If (i) shares of Common Stock to be issued upon conversion of Securities prior to the effectiveness of an applicable registration statement under the Securities Act are to be registered in a name other than that of the Holder of such Securities or (ii) shares of Common Stock represented by a certificate bearing the Restricted Stock Legend are transferred subsequently by such Holder, then, unless an applicable registration statement has been declared effective under the Securities Act and such shares are being transferred pursuant to such registration statement, the Holder must deliver to the transfer agent for the Common Stock and to the Company a certificate in substantially the form of Exhibit B as to compliance with the restrictions on transfer applicable to such shares of Common Stock and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

Except in connection with an applicable registration statement that has been declared effective under the Securities Act, if on or prior to the Resale Restriction Termination Date certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing the Restricted Stock Legend, or if a request is made to remove such Restricted Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Stock Legend, or the Restricted Stock Legend shall not be removed, as the case may be, unless there is delivered to the Company such reasonably satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include a written opinion from legal counsel, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the Securities Act and that such shares of Common Stock are securities that are not “restricted” within the meaning of Rule 144 under the Securities Act. Upon transfer in connection with an applicable registration statement that has been declared effective under the Securities Act or after the Resale Restriction Termination Date or upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the Restricted Stock Legend.

Section 2.16.          Additional Securities.

(a)           The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of any Holder, create and issue pursuant to this Indenture additional notes (“Additional Securities”) that shall have terms and conditions identical to those of the other outstanding Securities, except with respect to:

(i)                       the issue date;

(ii)                    the amount of interest payable on the first Interest Payment Date therefor;

(iii)                 the issue price;

(iv)     any adjustments necessary in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws), which are not adverse in any material respect to the Holder of any outstanding Securities (other than such Additional Securities); and

(v)                   any Additional Interest payable as provided in Section 7.05.

Any Additional Securities and the Securities issued on the Initial Issue Date, shall be treated as a single class for all purposes and any such Additional Securities will vote on all matters as one class with the Securities issued on the Initial Issue Date. For purposes of this Indenture, references to the Securities include Additional Securities, if any.

(b)           With respect to any Additional Securities, the Company will set forth in an Officers’ Certificate pursuant to a resolution of the Board of Directors of the Company, copies of which will be delivered to the Trustee, the following information:

(i)        the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

(ii)       the issue date and the issue price of such Additional Securities; provided that no Additional Securities may be issued with the same CUSIP numbers as other then outstanding Securities at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended; and

(iii)      whether such Additional Securities will be subject to transfer restrictions under the Securities Act (or other applicable securities laws).

In addition, the Company will deliver to the Trustee an Opinion of Counsel in accordance with Section 13.04 certifying as to the satisfaction of all conditions precedent to the authentication by the Trustee of such Additional Securities.

Section 2.17.          Additional Interest.

The Trustee has no duty to determine when Additional Interest under Section 9.01 or 9.12 shall be payable.

ARTICLE 3                                   PURCHASES OF SECURITIES UPON FUNDAMENTAL CHANGE

Section 3.01.          Purchase of Securities at Option of the Holder Upon Fundamental Change.

(a)           If at any time that Securities remain outstanding there shall occur a Fundamental Change, Securities shall be purchased by the Company at the option of the Holders, as of a date (the “Fundamental Change Purchase Date”) that is not less than 20 Business Days nor more than 30 Business Days after the occurrence of the Fundamental Change specified by the Company in the notice provided for by Section 3.01(b) at a purchase price equal to 100% of the principal amount of the Securities, together with any accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), payable in Cash, subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 3.01; provided, that if the Fundamental Change Purchase Date is after a Record Date and on or prior to the Interest Payment Date to which it relates, the Holder on the Record Date shall receive on the Interest Payment Date the accrued and unpaid interest and the Fundamental Change Purchase Price shall equal 100% of the principal amount of the Securities. Notwithstanding the foregoing, the Company may not repurchase the Securities upon the occurrence of a Fundamental Change if the principal amount of the Securities has been accelerated under section 9.02 and such acceleration has not been rescinded on or prior to the Fundamental Change Purchase Date, unless such acceleration is due to a default by the Company in the payment of the Fundamental Change Purchase Price.

A “Fundamental Change” means the occurrence of a Change in Control or a Termination of Trading.

A “Change in Control” shall be deemed to have occurred if any of the following occurs after the date hereof:

(i)        any “person” or “group” (as such terms are defined below) is or becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of Voting Stock of the Company representing 50% or more of the total voting power of all outstanding classes of Voting Stock of the Company or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors; or

(ii)       the Company consolidates with, consummates a binding share exchange with, or merges with or into, another Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company, or any Person consolidates with, or merges with or into, the Company, in any such event, other than any merger, binding share exchange or consolidation pursuant to which (a) the Persons that “beneficially owned” (as defined below), directly or indirectly, shares of Voting Stock of the Company immediately prior to such transaction “beneficially own” (as defined below), directly or indirectly, shares of Voting Stock of the Company representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee Person and (b) immediately after which the Holders’ proportional voting power vis-à-vis the other Holders with respect to the consideration the Holders receive in such transaction shall be in substantially the same proportions as the Holders’ respective voting power vis-à-vis the other Holders’ immediately prior to such transaction (the foregoing proviso, beginning with the words “other than”, being the “Majority Acquisition Exclusion”); or

(iii)      the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or

(iv)     the holders of the capital stock of the Company approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the terms hereof).

For the purpose of the definition of “Change in Control”, (i) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term “group” includes any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares deemed to be held by the “person” or “group” (as such terms are defined above) or other Person with respect to which the Change in Control determination is being made, all Unissued Shares deemed to be held by all other Persons, and (iii) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner”. The term “Unissued Shares” means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change in Control.

Notwithstanding anything to the contrary set forth in this Section 3.01, Holders will not have the right to require the Company to purchase any Securities under clause (i) or clause (ii) of the definition of “Change in Control” above, and the Company will not be required to deliver a written notice of a Fundamental Change as a result of any acquisition, consolidation, merger or binding share exchange, if at least 90% of the consideration paid for the Common Stock in such transaction, excluding Cash payments for fractional shares and Cash payments made pursuant to dissenters’ appraisal rights, consists of shares of common stock traded on the New York Stock

Exchange, NASDAQ or the Nasdaq Global Market (or any of their respective successors), or will be so traded immediately following the merger or consolidation, and, as a result of the acquisition, consolidation, merger or binding share exchange such consideration becomes the Reference Property for the Securities.

A “Termination of Trading” means that the Common Stock or other securities into which the Securities are convertible are not approved for listing on the New York Stock Exchange, NASDAQ, or the Nasdaq Global Market (or any of their respective successors).

(b)           If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following the completion of any related period in which converting Holders are entitled to Additional Shares as a result of a Make Whole Adjustment Event and any related Fundamental Change Purchase Date, references to the Company in the definitions of “Fundamental Change,” “Change in Control” and “Termination of Trading” will apply to such other entity instead.

(c)           Within 10 Business Days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change to the Trustee and to each Holder (and to beneficial owners as required by applicable law), and issue a press release announcing the occurrence of a Fundamental Change, to be made available on the Company’s website. The notice shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state:

(i)        the events causing such Fundamental Change;

(ii)       the Effective Date of such Fundamental Change;

(iii)      the date by which the Fundamental Change Purchase Notice pursuant to this Section 3.01 must be given;

(iv)     whether the Fundamental Change is a Make Whole Adjustment Event, and, if so, the Effective Date of the Make Whole Adjustment Event and the number of Additional Shares by which the Conversion Rate will be increased;

(v)      briefly, the conversion rights of the Securities;

(v)      the Holder’s right to require the Company to purchase the Securities;

(vii)    the last date on which a Holder may exercise the purchase right under this Section 3.01;

(viii)   the Fundamental Change Purchase Date;

(ix)      the Fundamental Change Purchase Price;

(x)       the Conversion Price and any adjustments thereto;

(xi)      the procedures that the Holder must follow to exercise rights under this Section 3.01;

(xii)     the name and address of each Paying Agent and Conversion Agent;

(xiii)    the procedures for withdrawing a Fundamental Change Purchase Notice;

(xiv)    that Securities as to which a Fundamental Change Purchase Notice has been given may be converted into Cash and Common Stock (if any) pursuant to Article 5 of this Indenture only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture; and

(xv)     that the Holder must satisfy the requirements set forth in the Indenture and the Securities in order to convert the Securities.

If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

(d)           A Holder may exercise its rights specified in subsection (a) of this Section 3.01 upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other manner reasonably acceptable to the Paying Agent and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to any Paying Agent during the period between the date of the Fundamental Change Notice and the close of business on the second Scheduled Trading Day immediately preceding the Fundamental Change Purchase Date.

The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.01, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Security pursuant to Section 3.01 through Section 3.04 also apply to the purchase of such portion of such Security.

Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Fundamental Change Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to 5:00 p.m., New York City time, on the second Scheduled Trading Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02.

A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

Section 3.02.          Effect of Fundamental Change Purchase Notice.

Upon receipt by any Paying Agent of the Fundamental Change Purchase Notice specified in Section 3.01(c), the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security. Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (a) the Fundamental Change Purchase Date with respect to such Security (provided the conditions in Section 3.01(c) have been satisfied) and (b) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.01(c). Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article 5 on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn.

A Fundamental Change Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other manner reasonably acceptable to the Paying Agent and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to 5:00 p.m., New York City time, on the second Trading Day immediately preceding the Fundamental Change Purchase Date, specifying the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

Section 3.03.          Deposit of Fundamental Change Purchase Price.

On or before 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Fundamental Change Purchase Date) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased as of such Fundamental Change Purchase Date. The manner in which the deposit required by this Section 3.03 is made by the Company shall be at the option of the Company; provided that such deposit shall be made in a manner reasonably acceptable to the Trustee and the Paying Agent such that the Trustee or a Paying Agent shall have immediately available funds on the Fundamental Change Purchase Date.

If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Purchase Price of any Security for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture, then, on the Fundamental Change Purchase Date, such Security will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price as aforesaid). The Company shall publicly announce the principal amount of Securities purchased as a result of such Fundamental Change on or as soon as practicable after the Fundamental Change Purchase Date.

To the extent that the aggregate amount of Cash deposited by the Company pursuant to this Section 3.03 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess Cash to the Company.

Section 3.04.          Securities Purchased in Part.

Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 3.05.          Compliance with Securities Laws Upon Purchase of Securities.

In connection with any offer to purchase or repurchase Securities under Section 3.01, the Company shall (a) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act (in each case to the extent required under the Exchange Act), (b) file the related Schedule TO (or any successor or similar schedule, form or report), if required, under the Exchange Act and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or repurchase Securities, all so as to permit the rights of the Holders and obligations of the Company under Section 3.01 through Section 3.04 to be exercised in the time and in the manner specified therein.

Section 3.06.          No Fundamental Change Purchase Following Acceleration.

No Securities will be purchased by the Company under Section 3.01 if the principal amount of the Securities has been accelerated under Section 9.02, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date, except if the principal amount of the Securities has been accelerated under Section 9.02 due to a default by the Company in the payment of the Fundamental Change Purchase Price.

Section 3.07.          Trustee’s Fundamental Change Purchase Disclaimer.

The Trustee has no duty to determine when a Fundamental Change has occurred, or when purchases of Securities upon a Fundamental Change under Article 3 should be made. The

Trustee shall not be accountable for and makes no representation as to the Fundamental Change Purchase Price payable in respect of any Fundamental Change. The Trustee shall not be responsible for the Company’s failure to comply with this Article 3.

ARTICLE 4                                   PAYMENT OF INTEREST AND ADDITIONAL SHARES

Section 4.01.          Interest Payments.

(a)           The Company shall pay interest on the Securities at a rate of 1.0% per annum, payable semi-annually in arrears on March 15 and September 15 of each year (each, an “Interest Payment Date”), or if any such day is not a Business Day, the immediately following Business Day, commencing March 15, 2012. Interest on a Security shall be paid to the Holder of such Security at the close of business on March 1 or September 1 (each, a “Record Date”), as the case may be, next preceding the related Interest Payment Date, and shall be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event of the maturity, conversion, or purchase of a Security by the Company at the option of the Holder, interest shall cease to accrue on such Security.

(b)           Upon conversion of a Security, (i) a Holder shall not receive any additional Cash payment for accrued and unpaid interest, if any, unless such conversion occurs between a Record Date and the Interest Payment Date to which it relates, in which case a Holder on the Record Date will receive on the Interest Payment Date accrued and unpaid interest and the Conversion Price shall not be adjusted to account for accrued and unpaid interest and (ii) except as set forth in clause (c) below, the Company’s delivery to a Holder of Cash and shares, if any, of Common Stock into which the Security is convertible shall be deemed to satisfy its obligation with respect to such Security, and any accrued but unpaid interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full upon conversion, rather than cancelled, extinguished or forfeited.

(c)           Securities surrendered for conversion by a Holder after the close of business on any Record Date but prior to the next Interest Payment Date must be accompanied by payment of an amount equal to the interest that will be payable on the Securities; provided, however, that no such payment need be made (1) if the Company has specified a Fundamental Change Purchase Date that is after a Record Date and on or prior to the corresponding Interest Payment Date, (2) with respect to any Securities surrendered for conversion following the Record Date for the payment of interest immediately preceding the Final Maturity Date or (3) only to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such Securities.

Section 4.02.          Additional Shares.

(a)           If a Holder elects to convert its Securities pursuant to Section 5.01(b)(iii) in connection with a Make Whole Adjustment Event that occurs prior to the Final Maturity Date, the Conversion Rate of the Securities being converted by such Holder at that time shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) determined by reference to the table attached as Schedule 4.02 hereto. A Holder will be deemed to have converted in connection with a Make Whole Adjustment Event if it validly converts its securities at any time from and including the Effective Date of the Make Whole Adjustment Event to, and including, the second Scheduled Trading Day immediately preceding the related Fundamental Change Purchase Date or, if there is no such Fundamental Change Purchase Date, the 25th Trading Day immediately following the Effective Date of such transaction or event. For avoidance of doubt, the adjustment provided for in this Section 4.02 shall be made only with respect to the Securities converted in connection with such Make Whole Adjustment Event and shall not be effective as to any Securities not so converted.

(b)           For purposes of determining the applicable number of Additional Shares pursuant to Schedule 4.02:

(i)            “Effective Date” means the date the Make Whole Adjustment Event occurs or becomes effective; and

(ii)           “Stock Price” means:

(x)            in the case of a Make Whole Adjustment Event described in clause (ii) of the definition of Change in Control, the price paid or deemed paid per share of Common Stock in the Change in Control, unless the holders of Common Stock receive only Cash in such Make Whole Adjustment Event, in which event “Stock Price” shall mean the Cash amount paid per share;

(y)           in the case of a Make Whole Adjustment Event described in clause (i) of the definition of Change in Control, the average of the Closing Sale Prices of Common Stock over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Effective Date of such Make Whole Adjustment Event.

(c)           If the Stock Price is between two Stock Price amounts in the table attached as Schedule 4.02 hereto, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts, based on a 365-day year.

(d)           If the Effective Date falls between two Effective Dates in the table attached as Schedule 4.02 hereto, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the two dates, based on a 365-day year.

(e)           No increase in the Conversion Rate shall be made pursuant to this Section 4.02 if the Stock Price (i) exceeds $125.00 per share (subject to adjustment) or (ii) is less than $39.74 per share (subject to adjustment).

(f)            The Stock Price figures set forth in the first row of the table (i.e., column headers) in Schedule 4.02 hereto shall be adjusted as of any date on which the Conversion Price of the Securities is adjusted pursuant to Section 5.06 by the same adjustment factor. The number of

Additional Shares indicated in the table shall be adjusted by the inverse of the adjustment factor applied to the Conversion Rate is adjusted as a result of adjustments to the Conversion Price pursuant to Section 5.06.

(g)           In no event shall the Conversion Rate be increased by more than 25.1635 shares per $1,000 principal amount of Securities (the “Maximum Conversion Rate Adjustment”) pursuant to the events described in this Section 4.02. The Maximum Conversion Rate Adjustment shall be subject to adjustments in the same manner as the Conversion Rate is adjusted as a result of adjustments to the Conversion Price pursuant to Section 5.06.

(h)           The Company shall notify Holders of the anticipated Effective Date of a Make Whole Adjustment Event and issue a press release as soon as practicable after the Company first determines the anticipated Effective Date of such Make Whole Adjustment Event (and shall make the press release available on the Company’s website).

ARTICLE 5                                   CONVERSION

Section 5.01.          Conversion Privilege.

(a)           Subject to the further provisions of this Article 5 and paragraph 6 of the Securities, a Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Cash and Common Stock at any time prior to June 15, 2016, at the Conversion Price then in effect, if, during any calendar quarter (the “Quarter”) (and only during such Quarter) commencing after the date hereof, the Closing Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) in the period of 30 consecutive Trading Days ending on the last Trading Day of the Quarter immediately preceding the calendar Quarter in which the conversion occurs is more than 130% of the Conversion Price of the Securities in effect on the applicable Trading Day (the “Closing Sale Price Condition”), subject to the exceptions provided in Section 5.01(b); provided, however, that if such Security is submitted for purchase pursuant to Article 3, such conversion right shall terminate at the close of business on the second Trading Day immediately preceding the Fundamental Change Purchase Date for such Security or such earlier date as the Holder presents such Security for purchase pursuant to Article 3 (unless the Company shall default in making the Fundamental Change Purchase Price payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is purchased).

Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

A Security in respect of which a Holder has delivered a Fundamental Change Purchase Notice pursuant to Section 3.01(c) exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Fundamental Change Purchase Notice is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to 5:00 p.m., New York City time, on the second Trading Day immediately preceding the Fundamental Change Purchase Date in accordance with Section 3.02.

A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 5.

(b)                                 Even if the Closing Sale Price Condition is not satisfied,

(i)                                     if the Trading Price for the Securities on each Trading Day during any five consecutive Trading Day period was less than 95% of the Closing Sale Price of Common Stock on such date multiplied by the then current Conversion Rate, a Holder may surrender Securities for conversion at any time during the following 10 consecutive Trading Days (for the avoidance of doubt, the five dates of determination within any five consecutive Trading Day period referred to above shall not include any day on which there is a Market Disruption Event);

(ii)                                  in the event that the Company declares

(A)                              a dividend or distribution of any rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share (as defined in Section 5.06(e)) on the record date for such dividend or distribution, or

(B)                                a dividend or distribution of Cash, debt securities (or other evidences of Indebtedness) or other assets (excluding dividends or distributions for which a Conversion Price adjustment is required to be made under Section 5.06(a) or 5.06(b) of this Indenture) where the fair market value of such dividend or distribution per share of Common Stock, as determined in this Indenture, together with all other such dividends and distributions within the preceding twelve months, exceeds 15% of the Closing Sale Price of the Common Stock as of the Trading Day immediately prior to the date of declaration for such dividend or distribution, then the Securities may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall not be less than 20 days prior to the Ex-Dividend Date for such dividend or distribution, until the earlier of the close of business on the Second Scheduled Trading Day prior to the Ex-Dividend Date or until the Company announces that such distribution will not take place;

(iii)                               upon the occurrence of a Fundamental Change with respect to the Company, the Securities may be surrendered for conversion at any time from and after the date that is 30 Scheduled Trading Days prior to the anticipated effective date of the transaction or event (or, if later, the Business Day after the Company gives notice of such transaction or event) as announced by the Company, which announcement must occur, to the extent practicable, not earlier than 70 days nor later than 30 Scheduled Trading Days prior to such anticipated effective time, until the close of business on the second Scheduled Trading Day immediately preceding the Fundamental Change Purchase Date (or, if there is no such Fundamental Change Purchase Date, the 25th Trading Day immediately following the Effective Date of such transaction or event); or, if the Company does not have knowledge of such transaction or event at least 30 Scheduled Trading Days prior to the anticipated Effective Date, within two Business Days of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction or event but in no event later than the actual effective date of such transaction or event;

(iv)                              if the Company consolidates with or merges with or into another Person or is a party to a binding share exchange or conveys, transfers, sells, assigns, leases or otherwise disposes of all or substantially all of its properties and assets in each case pursuant to which the Common Stock would be converted into Cash, securities and/or other property, the Securities may be surrendered for conversion at any time from or after the date which is 15 calendar days prior to the date announced by the Company as the anticipated Effective Date of the transaction, or, if later, the Business Day after the Company gives notice of such transaction, and until and including the date that is 15 calendar days after the date that is the Effective Date of such transaction; provided such transaction does not otherwise constitute a Fundamental Change (to which the provisions of Sections 5.01(b)(iii) and 5.01(c) shall instead apply) (any such transaction to which this Section 5.01(b)(iv) applies, a “Transforming Transaction”); the Company shall notify Holders of Securities at least 20 calendar days prior to the anticipated effective date of such Transforming Transaction, or, if the Company does not have knowledge of such transaction at least 20 calendar days prior to the anticipated effective date of such transaction, within two Business Days of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction but in no event later than the actual effective date of such transaction, and the Board of Directors shall determine the anticipated effective date of such Transforming Transaction, and such determination shall be conclusive and binding on the Holders and shall be publicly announced by the Company and posted on its web site not later than two Business Days prior to such 15th day; and

(v)                                 at any time on or after June 15, 2016 and prior to the close of business on the second Scheduled Trading Day immediately preceding the Final Maturity Date, the Securities may be surrendered for conversion regardless of whether any of the foregoing conditions has been satisfied.

(c)                                  Upon request, the Conversion Agent, on behalf of the Company, will determine whether the Securities are convertible pursuant to the first paragraph of Section 5.01(a) and clause (i) of Section 5.01(b), and, if so, will notify the Trustee and the Company in writing.

(d)                                 The Conversion Agent shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination in writing, and the Company shall have no obligation to make such request unless Holders holding, in the aggregate, at least $5,000,000 in principal amount of Securities, provides the Company with reasonable evidence that the Trading Price of the Securities on any Trading Day would be less than 95% of the product of the then current Conversion Rate multiplied by the Closing Sale Price of the Common Stock on that date. At such time, the Company shall instruct the Conversion Agent to determine the Trading Price of the Securities beginning on such Trading Day and on each successive Trading Day for four consecutive Trading Days.

Section 5.02.                             Conversion Procedure.

The right to convert any Security may be exercised, if such Security is represented by a Global Security, by book-entry transfer to the Conversion Agent (which initially shall be the Trustee) through the facilities of the Depositary in accordance with the Applicable Procedures or, if such Security is represented by a Certificated Security, by delivery of such Security at the specified office of the Conversion Agent, accompanied, in either case, by (a) a completed and duly signed conversion notice, in the form as set forth on the reverse of Security attached hereto as Exhibit A (a “Conversion Notice”); (b) if the Security is represented by a Certificated Security and such Certificated Security has been lost, stolen, destroyed or mutilated, a notice to the Conversion Agent in accordance with Section 2.07 regarding the loss, theft, destruction or mutilation of the Security; (c) appropriate endorsements and transfer documents if required by the Conversion Agent; and (d) payment of any tax or duty, in accordance with Section 5.04, which may be payable in respect of any transfer involving the issue or delivery of the Common Stock in the name of a Person other than the Holder of the Security.

The “Conversion Date” shall be the Business Day on which the Holder satisfies all of the requirements set forth in the immediately preceding sentence.

Subject to Section 5.05, the Company shall deliver to the Holder through a Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and Cash (including Cash in lieu of any fractional shares pursuant to Section 5.03) on the Settlement Date. The person in whose name the Common Stock certificate is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Price in effect for the 20 Trading Days beginning on the third Trading Day immediately following the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. No payment or adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of a Security.

Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and Opinion of Counsel delivered in accordance with Section 13.04 shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

Section 5.03.                             Fractional Shares.

The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company will deliver a number of shares of Common Stock equal to the aggregate of the fractional shares otherwise deliverable for each Trading Day during the Conversion Period (rounding down to the nearest whole number) and Cash equal to the remainder multiplied by the Volume Weighted Average Price of the Common Stock on the last day of the Conversion Period.

Section 5.04.                             Taxes on Conversion.

If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 5.05.                             Settlement upon Conversion.

(a)                                  Except as otherwise provided in Section 5.01(c)(i), in the event that the Company receives a Holder’s valid Conversion Notice:

(i)                                     For each $1,000 aggregate principal amount of Securities surrendered for conversion, the Company shall be required to pay to such Holder on the applicable Settlement Date the aggregate of the following (the “Conversion Obligation”) for each of the twenty consecutive Trading Days beginning on and including the third Trading Day following the Conversion Date (such twenty Trading Day period, except as otherwise specified in (C), a “Conversion Period”):

(A)                              if the Daily Conversion Value (as defined below) for such Trading Day for each $1,000 aggregate principal amount of Securities exceeds $50.00, (1) a Cash payment of $50.00 and (2) the remaining Daily Conversion Value (the “Daily Net Share Settlement Value”) in shares of Common Stock; or

(B)                                if the Daily Conversion Value for such Trading Day for each $1,000 aggregate principal amount of Securities is less than or equal to $50.00, a Cash payment equal to the Daily Conversion Value.

(C)                                Notwithstanding the foregoing, if a Holder surrenders for conversion a Security at any time after the twenty-fifth Scheduled Trading Day immediately preceding the Final Maturity Date and on or prior to the close of business on the Business Day immediately preceding the Final Maturity Date, (1) the Conversion Date will be deemed to be the Business Day immediately preceding the Final Maturity Date, and (2) the Conversion Period for such conversion will commence on the twenty-second Scheduled Trading Day immediately preceding the Final Maturity Date.

(ii)                                  The amount to be paid to a converting Holder shall be computed in accordance with the following:

(A)                              The “Daily Conversion Value” for each Trading Day during the Conversion Period for each $1,000 aggregate principal amount of Securities is equal to one-twentieth of the product of the then applicable Conversion Rate multiplied by the Volume Weighted Average Price of the Common Stock on such Trading Day.

(B)                                The number of shares of Common Stock to be delivered under Section 5.05(a)(i)(A)(2) shall be determined by dividing the Daily Net Share Settlement Value by the Volume Weighted Average Price of the Common Stock for such Trading Day.

(C)                                For purposes of this Section 5.05, “Volume Weighted Average Price” per share of Common Stock on any Trading Day means the volume weighted average price on NASDAQ or other principal exchange on which such security is then listed as displayed under the heading “Bloomberg VWAP” on Bloomberg Page UTHR.Q Equity AQR (or its equivalent successor if such page is not available, or the Bloomberg Page for any security that is part of the Reference Property into which the Common Stock has been converted if applicable) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day or, if such Volume Weighted Average Price is unavailable (or the Reference Property is not a security), the market value of the Common Stock on such Trading Day as determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof in a commercially reasonable manner using a volume weighted average price method (whose determination shall be conclusive evidence of such Volume Weighted Average Price and which shall be evidenced by an Officers’ Certificate delivered to the Trustee and the Conversion Agent). In determining the Volume Weighted Average Price, the Board of Directors of the Company may rely conclusively on the determination of the Volume Weighted Average Price for such Trading Day made by an independent nationally recognized securities dealer selected by the Board of Directors of the Company. The Volume Weighted Average Price shall be determined without regard to after-hours trading or any other trading outside the regular trading session.

(b)                                 The Company shall, prior to the issuance of any Securities hereunder, and from time to time as may be necessary, reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock deliverable upon conversion of all of the Securities.

(c)                                  All shares of Common Stock that may be issued upon conversion of the Securities shall be duly authorized, validly issued, fully paid and nonassessable and shall be free of any preemptive rights and free of any lien or adverse claim. To the extent that the Company has a shareholder rights plan in effect at any time at which Common Stock is issued upon conversion of Securities, the converting Holder shall receive, in addition to any Common Stock received in connection with such conversion, the related rights under such rights plan, unless prior to such conversion, the rights have separated from the Common Stock, in which case the Conversion Price will be adjusted at the time of separation pursuant to Section 5.06(c). To the extent that such rights are not exercised prior to their expiration, termination or redemption, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the increase with respect to the issuance of such rights been made on the basis of only the rights actually exercised.

(d)                                 The Company shall endeavor to comply with all applicable securities laws regulating the offer and delivery of any Common Stock upon conversion of Securities and shall list or cause to have quoted such shares of Common Stock on each national or regional securities exchange or other over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that, if the rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time. Any Common Stock issued upon conversion of a Security hereunder which at the time of conversion was a Transfer Restricted Security shall also be a Transfer Restricted Security.

(e)                                  Notwithstanding anything herein to the contrary, nothing herein shall give to any Holder any rights as a creditor in respect of its right to conversion.

Section 5.06.                             Adjustment of Conversion Price.

The conversion price per share of Common Stock as stated in paragraph 6 of the Securities (the “Conversion Price”) shall be adjusted from time to time by the Company as follows:

(a)                                  If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all outstanding shares of Common Stock, or if the Company subdivides or combines the outstanding shares of Common Stock, the Conversion Price shall be adjusted based on the following formula:

where,

CP	=

the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date of such subdivision or combination of Common Stock, as the case may be;

CP0	=

the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such subdivision or combination of Common Stock, as the case may be;

OS0	=

the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such subdivision or combination of Common Stock, as the case may be; and

OS	=

the number of shares of Common Stock that would be outstanding immediately after giving effect to, and solely as a result of, such dividend or distribution, or immediately after the Effective Date of such subdivision or combination of Common Stock, as the case may be.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution, or the Effective Date for such subdivision or combination of Common Stock.

(b)                                 If the Company distributes to all or substantially all holders of Common Stock any rights, options or warrants entitling them for a period of not more than 60 calendar days from the record date for such distribution to subscribe for or purchase shares of the Common Stock (or securities convertible into Common Stock), at a price per share (or a conversion price per share) less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution, the Conversion Price shall be decreased based on the following formula:

where,

CP	=	the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

CP0	=	the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of the Common Stock that are outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X	=	the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants; and

Y	=

the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of declaration for such dividend or distribution.

Such adjustment shall be successively made whenever any such rights, options or warrants are distributed and shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of the Common Stock are not delivered upon the exercise of such rights, options or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Price shall be immediately readjusted, effective as of the date the Board of Directors determines not to make such distribution, to be the Conversion Price that would then be in effect if such Ex-Dividend Date for such distribution had not been fixed.

For purposes of this Section 5.06(b), in determining whether any rights, options or warrants entitle the Holders to subscribe for or purchase shares of the Common Stock at a price that is less than the average of the Closing Sale Prices of the Common Stock for each Trading Day in the applicable 10 consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration if other than cash to be determined in good faith by the Board of Directors.

For the avoidance of doubt: if application of the formula set forth in this Section 5.06(b) would result in an increase to the Conversion Price, no adjustment shall be made pursuant hereto.

(c)                                  (i) If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other of its assets or property or rights, options or warrants to acquire its Capital Stock or other securities to all or substantially all holders of Common Stock other than (A) dividends or distributions (including subdivisions of Common Stock) and rights, options or warrants that are the subject of Section 5.06(a) or Section 5.06(b), (B) dividends or distributions paid exclusively in cash that are the subject of Section 5.06(d), (C) Spin-Offs that are the subject of Section 5.06(c)(ii) shall apply, and (D) distributions of rights to all or substantially all holders of Common Stock pursuant to the adoption of a shareholder rights plan, unless and until such rights become exercisable, then, in each such case the Conversion Price shall be decreased based on the following formula:

where,

CP	=	the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

CP0	=	the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

SP0	=

the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=

the fair market value (as determined in good faith by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property or rights, options or warrants distributed with respect to each outstanding share of the Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

If “FMV” as calculated pursuant to the foregoing is equal to or greater than the “SP0” as calculated pursuant to the foregoing, in lieu of the foregoing adjustment, adequate provisions shall be made so that each Holder of Securities shall have the right to receive on conversion in respect of each $1,000 principal amount of Securities held and converted by such Holder, in addition to the consideration which such Holder is entitled to receive, the amount and kind of securities and assets such Holder would have received had such Holder already owned a number of shares of Common Stock equal to (x) the Conversion Rate immediately prior to the record date for the distribution of the securities or assets multiplied by (y) the number of Securities, with a principal amount of $1,000 each, such Holder owned.

(ii) With respect to an adjustment pursuant to this Section 5.06(c) where there has been a payment of a dividend or other distribution on the Common Stock or shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company that are, or, when issued, will be, listed or admitted for trading on a U.S. national or regional securities exchange (a “Spin-Off”), the Conversion Price shall be decreased based on the following formula:

where,

CP	=	the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for the Spin-Off;

CP0	=	the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for the Spin-Off;

FMV	=

the average of the Closing Sale Prices of the Capital Stock or similar equity interests distributed to holders of the Common Stock applicable to one share of the Common Stock over the first 10 consecutive Trading Day period commencing on, and including, the Ex-Dividend Date for the Spin-Off (such period, the “Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Price under this Section 5.06(c)(ii) shall be made immediately after the open of business on the day after the last day of the Valuation Period, but shall become effective as of the open of business on the Ex-Dividend Date for the Spin-Off. The Company shall make the adjustment to the Conversion Price at the end of the Valuation Period with retroactive effect and, therefore, the Company will delay the settlement of any Securities where the final day of the related Conversion Period shall occur during the Valuation Period.

(iii) For purposes of this Section 5.06(c), Section 5.06(a) and Section 5.06(b), any dividend or distribution to which this Section 5.06(c) is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock to which Section 5.06(a) or Section 5.06(b) (or both) applies, shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights, options or warrants to which this Section 5.06(c) applies (and any Conversion Price adjustment required by this Section 5.06(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, options or warrants (and any further Conversion Price adjustment required by Section 5.06(a) and Section 5.06(b) with respect to such dividend or distribution shall then be made), except (A) the Ex-Dividend Date of such dividend or distribution shall be substituted as “the Ex-Dividend Date,” “the Ex-Dividend Date relating to such distribution of such rights, options or warrants” and “the Ex-Dividend Date for such distribution” within the meaning of Section 5.06(a) and Section 5.06(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution, or the Effective Date of such share split or share combination, as the case may be” within the meaning of Section 5.06(a) or “outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution” within the meaning of Section 5.06(b).

For the avoidance of doubt: if application of the formula set forth in this Section 5.06(c) would result in an increase to the Conversion Price, no adjustment shall be made pursuant hereto.

(d)                                 If the Company makes or pays any cash dividend or distribution to all or substantially all holders of its outstanding Common Stock (other than (i) distributions pursuant to Section 5.06(e) and (ii) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company), the applicable Conversion Price shall be decreased based on the following formula:

where,

CP	=	the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

CP0	=	the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=

the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company pays or distributes to holders of Common Stock.

If “C” as calculated pursuant to the foregoing is equal to or greater than “SP0” as calculated pursuant to the foregoing, in lieu of the foregoing decrease, the Company shall pay to each Holder of Securities, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received had such Holder owned a number of shares of Common Stock equal to (x) the Conversion Rate immediately prior to the record date for the dividend or distribution of such cash multiplied by (y) the number of Securities, with a principal amount of $1,000 each, such Holder owned.

For the avoidance of doubt, for purposes of this Section 5.06(d), in the event of any reclassification of the Common Stock, as a result of which the Securities become convertible into more than one class of Common Stock, if an adjustment to the Conversion Price is required pursuant to this Section 5.06(d), references in this Section to one share of Common Stock or Closing Sale Prices of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Securities are then convertible equal to the number of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

For the avoidance of doubt: if application of the formula set forth in this Section 5.06(d) would result in an increase to the Conversion Price, no adjustment shall be made pursuant hereto.

If any dividend or distribution described in this clause (d) is declared but not so paid or made, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had such dividend or distribution not been declared.

(e)                                  If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and if the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Price shall be decreased based on the following formula:

where,

CP	=	the Conversion Price in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;

CP0	=	the Conversion Price in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;

AC	=

the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=

the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender offer or exchange offer); and

SP	=

the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date (the “Averaging Period”).

Such adjustment under this Section 5.06(e) shall become effective immediately after the Expiration Time, but such adjustment shall be made immediately prior to the open of business on the day following the last day of the Averaging Period. The Company shall make the adjustment to the Conversion Price at the end of the Averaging Period with retroactive effect and, therefore, the Company will delay the settlement of any Securities where the final day of the related Conversion Period shall occur during the Averaging Period. In such event, the company shall pay the cash and deliver such shares, if any, of Common Stock due upon conversion on the third Business Day following the last day of the Averaging Period.

For the avoidance of doubt: if application of the formula set forth in this Section 5.06(e) would result in an increase to the Conversion Price, no adjustment shall be made pursuant hereto.

(f)                                    In calculating the Daily VWAP or Closing Sale Price of the Common Stock over a span of multiple days pursuant to any provision of this Indenture, the Company shall make appropriate adjustments to account for any adjustment to the Conversion Price pursuant to Section 5.06 that becomes effective, or any event requiring an adjustment to the Conversion Price the Ex-Dividend Date in respect of which occurs, at any time during the period from which such prices are to be calculated.

(g)                                 If, in respect of any Trading Day within the Conversion Period for a converted Security:

(i)                                     any event that is the subject of any of clauses (a), (b), (c), (d) or (e) of this Section 5.06 has not resulted in an adjustment to the Conversion Price as of such Trading Day; and

(ii)                                  the shares of Common Stock the Holder of such Security shall receive on the Settlement Date are not entitled to participate in the distribution or transaction giving rise to such adjustment event because, pursuant to the terms of the second paragraph of Section 5.02, such shares were not held by such Holder on the record date corresponding to such distribution or transaction or otherwise, then the Company shall adjust the number of shares of Common Stock that it delivers to such Holder in respect of the relevant Trading Day to reflect the relevant distribution or transaction.

Section 5.07.                             No Adjustment.

Notwithstanding the provisions of Section 5.06, no adjustment in the Conversion Price shall be required unless the adjustment would result in a change of at least 1% in the Conversion Price as last adjusted; provided, however, that the Company will carry forward adjustments, if any, that by reason of this Section 5.07 are not required initially to be made and make such carried forward adjustments (1) when the cumulative net effect of all adjustments not yet made will result in a change of at least 1% of the Conversion Price or (2) regardless of whether the aggregate adjustment is less than 1%, (a) annually upon the anniversary of the Initial Issuance Date and (b) otherwise (i) upon the conversion of any Security, (ii) on each of the Trading Days within any Conversion Period and (iii) upon any required purchases of the Securities in connection with a Fundamental Change. Adjustments to the Conversion Price shall be calculated to the nearest 1/100th of a cent and all other calculations under this Article 5 shall be made to the nearest cent or 1/100th of a share, as the case may be.

Except as otherwise provided herein, no adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

To the extent that the Securities become convertible into the right to receive Cash, no adjustment need be made thereafter as to the Cash. Interest will not accrue on the Cash.

No adjustment to the Conversion Price will be required in respect of any transaction that Holders will participate in without conversion of the Securities.

Section 5.08.                             Adjustment for Tax Purposes.

The Company shall be entitled to make such reductions in the Conversion Price, for the remaining term of the Securities or any shorter term, in addition to those required by Section 5.06, as the Board of Directors shall determine to be advisable in order to avoid or diminish any tax to any holders of shares of Common Stock or rights to purchase Common Stock resulting from any stock dividends, subdivisions of shares, distributions of rights or warrants to purchase or subscribe for stock or securities, distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders or from any event treated as such for income tax purposes.

Section 5.09.                             Temporary Reduction of Conversion Price.

To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 Business Days, the reduction is irrevocable during such period, and the Board of Directors shall have made a determination that such reduction would be in the best interest of the Company. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall provide notice of any reduction in the Conversion Price to the Holders in the manner provided in Section 13.02, with a copy to the Trustee and Conversion Agent, at least 15 days prior to the date such reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

Section 5.10.                             Notice of Certain Transactions.

In the event that:

(1)                                  the Company takes any action which would require an adjustment in the Conversion Price;

(2)                                  the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction; or

(3)                                  there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be, and mail the notice at least 10 days before such date; provided, further, that upon occurrence of an event referred to in clause (1) of this Section 5.10, the Company shall file with the Trustee (and deliver a copy to the Conversion Agent) an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it and promptly mail to Holders a notice of the adjustment. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 5.10; provided, however, that unless and until the Trustee and the Conversion Agent shall have received an Officers’ Certificate setting forth an adjustment of the Conversion Price in connection with the event referred to in clause (1), the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

Section 5.11.                             Adjustment to Conversion Rights upon Certain Reclassifications, Business Combinations, Asset Sales and Corporate Events.

In the event of (a) any reclassification of Common Stock; (b) a consolidation, merger or binding share exchange involving the Company; or (c) a sale, assignment, conveyance, transfer, lease or other disposition to another person of Company property and assets as an entirety or substantially as an entirety, in each case, in which holders of outstanding Common Stock are entitled to receive cash, securities or other property for their shares of Common Stock, Holders of each $1,000 principal amount of Securities will generally be entitled thereafter to convert their Securities into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of our Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive upon such transaction (“Reference Property”); provided that, at and after the effective time of any such transaction, (a) the amount otherwise payable in cash, upon conversion of the Securities shall continue to be payable in cash pursuant to Section 5.05, (b) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Securities pursuant to Section 5.05 will instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such transaction (treating references herein to a shares of Common Stock as references to an equal number of units, each consisting of such amount and type of Reference Property as has replaced a share of Common Stock, except as the context otherwise requires), and (C) the daily VWAP will be calculated based on the value of a unit of Reference Property that a holder of one share of Common Stock would have received in such transaction. If the Securities become convertible into Reference Property, the Company shall notify the Trustee and issue a press release containing the relevant information, to be made available on the Company’s website.

For purposes of the foregoing, the type and amount of consideration that holders of Common Stock are entitled to in the case of reclassifications, consolidations, mergers, combinations, binding share exchanges, sales or transfers of assets or other transactions that cause such Common Stock to be converted into the right to receive more than a single type of consideration because the holders of such Common Stock have the right to elect the type of consideration they receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. The Company shall notify holders of the weighted average as soon as practicable after such determination is made.

Section 5.12.                             Disclaimer.

Neither the Trustee nor any Conversion Agent (other than the Company or an Affiliate of the Company) shall have any duty to determine when an adjustment under this Article 5 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate, including the Officers’ Certificate with respect thereto, which the Company is obligated to file with the Trustee (and to deliver a copy thereof to the Conversion Agent) pursuant to Section 5.10. Neither the Trustee nor any Conversion Agent (other than the Company or an Affiliate of the Company) makes any representation as to the validity or value of any securities or assets issued upon conversion of Securities, and neither shall be responsible for the Company’s failure to comply with any provisions of this Article 5.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.11.

Section 5.13.                             Limitation on Adjustments.

(a)                                  The Company shall not take any action that would result in an adjustment pursuant to the foregoing provisions in this Article 5 without complying with the NASDAQ’s shareholder approval rules.

(b)                                 The Company shall not take any action that would result in an adjustment pursuant to the foregoing provisions in this Article 5 if that adjustment would reduce the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Securities.

ARTICLE 6                                   [RESERVED]

ARTICLE 7                                   COVENANTS

Section 7.01.                             Payment of Securities.

The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 11:00 a.m., New York City time, on that date money, deposited by the Company or an Affiliate thereof, sufficient to pay such installment. The Company shall (in immediately available funds), to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any) and overdue installments of interest at the rate borne by the Securities per annum.

Payment of the principal of (and premium, if any) and interest on the Securities shall be made at the office or agency of the Company maintained for that purpose in New York, New York (which shall initially be The Bank of New York Mellon Trust Company, N.A.), or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided, further, that a Holder holding an aggregate principal amount of the Securities in excess of $1,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company (which the Company shall promptly forward to the Trustee and the Paying Agent) at least 10 Business Days prior to the payment date.

Section 7.02.                             SEC Reports.

The Company shall furnish any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act to the Trustee within 15 days after the same are so required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by the Company with the SEC via the EDGAR system will be deemed furnished to the trustee as of the time such documents are filed via EDGAR.

Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 7.03.                             Maintenance of Listing.

So long as any Securities are outstanding and the Common Stock is publicly traded, the Company will not voluntarily delist the Common Stock from NASDAQ or any other U.S. national securities exchange on which the Common Stock is then listed.

Section 7.04.                             Compliance Certificates.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2011), an Officers’ Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default during the previous year. If such signer knows of such a default or Event of Default, the Officers’ Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 7.04, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

The Company shall deliver within 30 days after any events that would constitute Events of Default under Section 9.01(g), 9.01(h), 9.01(i) and 9.01(j), written notice of the occurrence thereof, their status and the actions that the Company is taking or proposes to take in respect of such events.

Section 7.05.                             Additional Interest Notice.

In the event that the Company is required to pay Additional Interest to Holders of Securities pursuant to Section 9.01 or Section 9.12, the Company will provide a direction or order in the form of a written notice (“Additional Interest Notice”) to the Trustee (and if the Trustee is not the Paying Agent, the Paying Agent) of the Company’s obligation to pay Additional Interest no later than ten Business Days prior to the proposed payment date set for the payment of Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, the Paying Agent) to make payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any holder of Securities to determine whether Additional Interest are payable, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of Additional Interest.

Section 7.06.                             Rule 144A Information Requirements.

The Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Securities or any Common Stock issued upon conversion thereof bearing a Restricted Security Legend or Restricted Stock Legend, as the case may be, make available to such Holder or beneficial holder of such Securities or any Common Stock issued upon conversion thereof in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and it will take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Securities or such Common Stock, the Company will deliver to such Holder a written statement as to whether such Holder and prospective purchaser have complied with such requirements.

Section 7.07.                             Further Instruments and Acts.

Upon request of the Trustee or as necessary, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 7.08.                             Maintenance of Corporate Existence.

Subject to Article 8, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 7.09.                             Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, or premium, if any, or interest on, the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 8                                   CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.01.                             Company May Consolidate, etc., only on Certain Terms.

The Company shall not consolidate with consummate a binding share exchange with, or merge with or into any other Person of sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, unless:

(1)                                  in case the Company shall consolidate with, consummate a binding share exchange with, or merge into another Person or sell, assign, convey, transfer, lease or otherwise dispose its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation, or with whom the Company consummates a binding share exchange, or into which the Company is merged or the Person which acquires by purchase, assignment, conveyance or transfer, or which leases, or otherwise acquires the properties and assets of the Company substantially as an entirety shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed, and the conversion rights shall be provided for in accordance with Article 5, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation, or with whom the Company consummates a binding share exchange, or into which the Company shall have been merged or by the Person which shall have acquired the Company’s assets;

(2)                                  immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3)                                  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each in a form reasonably satisfactory to the Trustee and stating that such consolidation, binding share exchange, merger, sale, assignment, conveyance, transfer, lease or otherwise disposition of its properties and assets and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.02.                             Successor Substituted.

Upon any consolidation of the Company with, consummation of a binding share exchange with, or merger of the Company into, any other Person or any sale, assignment, conveyance, transfer, lease or otherwise disposition of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation, or with whom the Company consummates a binding share exchange, or into which the Company is merged or to which such sale, assignment, conveyance, transfer, lease or otherwise disposition of its properties and assets is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 9           DEFAULT AND REMEDIES

Section 9.01.                             Events of Default.

An “Event of Default” with respect to Securities shall occur if:

(a)                                  the Company defaults in the payment of interest (including any Additional Interest) when the same becomes due and payable and the default continues for a period of 30 days;

(b)                                 the Company defaults in the payment of any principal of (including, without limitation, premium, if any, on) any Security when the same becomes due and payable (whether at maturity, on a Fundamental Change Purchase Date or otherwise);

(c)                                  the Company defaults in the payment of Cash or the delivery of shares of Common Stock (if any) upon conversion of any Security (including any Additional Shares), when the same becomes due and payable;

(d)                                 the Company fails to comply with any of its other agreements or covenants contained in the Securities or in this Indenture (other than in the case of a failure to comply with

Section 7.02 or Section 314(a)(1) of the TIA as specified below) and the default continues for the period and after the notice specified below;

(e)                                  the Company defaults in the payment of the Fundamental Change Purchase Price of any Security when the same becomes due and payable;

(f)                                    the Company fails to provide on a timely basis written notice of a Fundamental Change as required by Section 3.01(b) or of any Make Whole Adjustment Event under Section 4.02;

(g)                                 the Company or any Significant Subsidiary of the Company fails to pay any Indebtedness at final maturity (either at its stated maturity or upon acceleration thereof) or when otherwise due with a principal amount then outstanding in excess of $30 million, whether such Indebtedness now exists or shall hereafter be created, and such Indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded after the applicable grace period, if any, specified in the agreement or Instrument relating to such Indebtedness;

(h)                                 the Company or any Significant Subsidiary of the Company fails to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $30 million, if the judgments are not paid, discharged or stayed within 45 days;

(i)                                     the Company or any Significant Subsidiary of the Company, pursuant to or within the meaning of any Bankruptcy Law:

(i)                                     commences a voluntary case or proceeding;

(ii)                                  consents to the entry of an order for relief against it in an involuntary case or proceeding;

(iii)                               consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(iv)                              makes a general assignment for the benefit of its creditors; or

(j)                                     a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                     is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding;

(ii)                                  appoints a custodian of the Company or any Significant Subsidiary of the Company for all or substantially all of the property of the Company or any such Significant Subsidiary; or

(iii)                               orders the liquidation of the Company or any Significant Subsidiary of the Company;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

A default under clause (d) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the default, and the Company does not cure the default within 60 days after receipt of such notice. The notice given pursuant to this Section 9.01 must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.” When any default under this Section 9.01 is cured, it ceases.

Notwithstanding the provisions of Article 9, for an Event of Default relating to the failure to comply with Section 7.02 or with Section 314(a)(1) of the TIA, the Company may elect as its sole remedy for the 180 days after the occurrence of such an Event of Default, to pay an Additional Interest on the Securities at an annual rate equal to (i) 0.25% of the aggregate principal amount of the Securities to, but not including, the 91st day thereafter (or, if applicable, the earlier date on which the Event of Default relating to the reporting obligations is cured or waived) and (ii) 0.50% of the aggregate principal amount of the Securities from the 91st day thereafter to, but not including, the 181st day thereafter (or, if applicable, the earlier date on which the Event of Default relating to the reporting obligations is cured or waived). In no event shall Additional Interest pursuant to the preceding paragraph together with any Additional Interest under the provisions described under Section 9.12 accrue at a rate exceeding 0.50% per annum in the aggregate for any violation or default caused by a failure by the Company to comply with Section 7.02 or with Section 314(a)(1) of the TIA. If the Event of Default is continuing on the 181st day after an Event of Default relating to a failure to comply with the reporting obligations described in this paragraph first occurs, the principal amount of the Securities and accrued and unpaid interest, if any, may be accelerated as provided in Section 9.02.

In order for the Company to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure to comply with Section 7.02 or with Section 314(a)(1) of the TIA, the Company shall notify all Holders of the Securities, the Trustee and the Paying Agent of such election on or before the close of business on the fifth Business Day after the date on which such Event of Default otherwise would occur. Upon failure by the Company to timely give such notice or pay Additional Interest, the principal amount of the Securities and accrued and unpaid interest, if any, may be accelerated as provided in Section 9.02.

The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder.

Section 9.02.                             Acceleration.

If an Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 9.01) occurs and is continuing with respect to any Securities, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal to the date of acceleration on the Securities then outstanding (if not then due and payable) and any accrued and unpaid interest to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (i) or (j) of Section 9.01 occurs, all unpaid principal of the Securities then outstanding and any accrued and unpaid interest shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration of Securities and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) interest which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 10.07 have been made. No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 9.03.                             Other Remedies.

If an Event of Default with respect to Securities occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of, or premium, if any, or any interest on, the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 9.04.                             Waiver of Defaults and Events of Default.

Subject to Section 9.07 and 12.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequence, except a default or Event of Default in the payment of the principal of, or premium, if any, or interest on, any Security, a failure by the Company to pay Cash or deliver the shares of Common Stock (including Additional Shares, if any) owed upon conversion of any Security pursuant to Article 5, or any default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 12.02, cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases.

Section 9.05.                             Control by Majority.

The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee or that may involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 9.06.                             Limitations on Suits.

A Holder of a Security may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal, premium, if any, or interest or for the conversion of the Securities pursuant to Article 5) unless:

(a)                                  the Holder gives to the Trustee written notice of a continuing Event of Default;

(b)                                 the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(c)                                  such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d)                                 the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e)                                  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder, it being understood that the Trustee does not have an affirmative duty to ascertain whether or not a Holder’s actions or forbearances constitute such prejudicial use.

Section 9.07.                             Rights of Holders to Receive Payment and to Convert.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of, premium, if any, and interest on, the Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 5 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 9.08.                             Collection Suit by Trustee.

If an Event of Default in the payment of principal, premium, if any, or interest specified in clause (a) or (b) of Section 9.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 9.09.                             Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 10.07, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 9.10.                             Priorities.

If the Trustee collects any money pursuant to this Article 9, it shall pay out the money in the following order:

First, to the Trustee for amounts due under Section 10.07;

Second, to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

Third, the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 9.10.

Section 9.11.                             Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 9.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 9.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

Section 9.12.                             No Registration Rights; Additional Interest.

(a)                                  If, and for so long as, the restrictive legend on the Securities specified in Section 2.12(a) has not been removed, the Securities are assigned a restricted CUSIP or the Securities are not otherwise freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities) as of the 375th day after the last date of original issuance of the Securities, the Company shall pay Additional Interest on the Securities at a rate equal to (i) 0.25% per annum of the aggregate principal amount of the Securities to, but not including, the 91st day thereafter during which the restrictive legend on the Securities has failed to be removed in accordance with Section 2.12(a) or the Securities are not otherwise freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities), and (ii) 0.50% of the aggregate principal amount of the Securities from the 91st day thereafter until the restrictive legend on the Securities shall have been so removed or the Securities are otherwise freely tradable by such Holders. At such time as the Company notifies the Trustee to remove the restrictive legend from the Securities, and causes the Depositary to reflect that the Securities are no longer Restricted Securities, such legend will be deemed removed from any Global Securities and an unrestricted CUSIP number for the Securities will be deemed to be the CUSIP number for the Securities.

(b)                                 If, at any time during the six-month period beginning on, and including, October 17, 2011, the Company fails to timely file any document or report so required with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (other than on Form 8-K), as applicable, or the Securities are not otherwise freely tradable by holders other than the Company’s affiliates, the Company will pay additional interest on the Securities at an annual rate equal to (i) 0.25% of the aggregate principal amount of the Securities to, but not including, the 91st day thereafter (or, if applicable, the earlier date on which the event triggering additional interest payments is cured or waived) and (ii) 0.50% of the aggregate principal amount of the Securities from the 91st day thereafter for so long as this condition is continuing.

(c)                                  Additional Interest that is payable in accordance with Section 9.12(a) or (b) shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 9.01, and vice versa, however in no event shall Additional Interest accrue at a rate exceeding 0.50% per annum in the aggregate.

(d)                                 Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(e)                                  If Additional Interest is payable by the Company pursuant to Section 9.12, the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

(f)                                    Notwithstanding anything to the contrary in this Section 9.12, no Additional Interest shall accrue or be payable pursuant to this Section 9.12 for any day on which, or after one year during which (1) the Company has made available to Holders an effective registration statement permitting the resale of the Securities and any Common Stock issuable upon conversion of the Securities and (2) the Securities sold under such registration statement and any Common Stock issuable upon conversion thereof have been assigned an unrestricted CUSIP number and are freely tradable by Holders (other than our Affiliates) without restrictions pursuant to U.S. securities law or the terms of the Indenture or Securities.

ARTICLE 10                             TRUSTEE

Section 10.01.                       Duties of Trustee.

(a)                                  If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     the Trustee need perform only those duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture or the TIA against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, without investigation as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but need not verify the content thereof. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)                                     this paragraph does not limit the effect of subsection (b) of this Section 10.01;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 9.02, 9.04 or 9.05.

(d)                                 No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

(e)                                  Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 10.01.

(f)                                    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 10.02.                       Rights of Trustee.

Subject to Section 10.01:

(a)                                  The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both, which shall conform to Section 13.04(b) . The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c)                                  The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, or independent contractors and shall not be responsible for any misconduct or negligence on the part of any agent, attorney or independent contractor appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e)                                  The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)                                    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g)                                 The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidences of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)                                 The Trustee shall not be deemed to have knowledge of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture. The Trustee shall not be charged with the knowledge of the Company’s obligation to pay Additional Interest, or the cessation of such obligation, unless the Trustee receives written notice thereof from the Company or any Holder.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder (including, but not limited to, the Paying Agent or Conversion Agent).

(j)                                     Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficiently evidenced by a written order signed by one Officer of the Company.

(k)                                  In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)                                     The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 10.03.                       Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Section 10.10 and 10.11.

Section 10.04.                       Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement herein or in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

Section 10.05.                       Notice of Default or Events of Default.

If a default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the default or Event of Default within 90 days after it becomes known to the Trustee. However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Holders, except in the case of a default or an Event of Default in payment of the principal of, or interest or premium, if any, on any Security, including the failure to make Cash payments due upon conversion.

Section 10.06.                       Reports by Trustee to Holders.

If such report is required by TIA Section 313, within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2) and (c).

A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

Section 10.07.                       Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 10.07 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), including reasonable legal fees and expenses, incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder, including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee of which it has received written notice and for which it may seek indemnity. The Company need not pay for any settlement without its written consent, which shall not be unreasonably withheld.

The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence or bad faith.

To secure the Company’s payment obligations in this Section 10.07, the Trustee shall have a lien prior to the Securities as to all money or property held or collected by the Trustee for any amount owing it or any predecessor Trustee pursuant to this Section 10.07, except such money or property held in trust for the benefit of holders of particular Securities. The obligations of the Company under this Section 10.07 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (i) or (j) of Section 9.01 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.

Section 10.08.                       Replacement of Trustee.

The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee if:

(a)                                  the Trustee fails to comply with Section 10.10;

(b)                                 the Trustee is adjudged a bankrupt or an insolvent;

(c)                                  a receiver or other public officer takes charge of the Trustee or its property; or

(d)                                 the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee at the expense of the Company, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

If the Trustee fails to comply with Section 10.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall, upon payment of any fees and expenses due and owing to it hereunder, transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

Notwithstanding replacement of the Trustee pursuant to this Section 10.08, the Company’s obligations under Section 10.07 shall continue for the benefit of the retiring Trustee.

Section 10.09.                       Successor Trustee by Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 10.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

Section 10.10.                       Eligibility; Disqualification.

The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 10. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 10.11.                       Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 10.12.                       Trustee or Agents May Hold Securities.

The Trustee, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 10.11, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

ARTICLE 11                             SATISFACTION AND DISCHARGE

Section 11.01.                       Satisfaction and Discharge.

(a)                                  This Indenture shall cease to be of further effect, and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(i)                                     all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 11.03) have been delivered to the Trustee for cancellation;

(ii)                                  the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(iii)                               the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 10.07 shall survive such satisfaction and discharge.

(b)                                 The Company may satisfy and discharge its obligations to pay principal of, and interest, and premium, if any, on the Securities when all Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably, subject to the limitations set forth in the following sentence, deposited or caused to be irrevocably, subject to the limitations set forth in the following sentence, deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose cash in an amount sufficient to pay and discharge the entire indebtedness on such

Securities not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, interest, to the date of such deposit (in the case of Securities which have become due and payable) or to the Final Maturity Date.

Section 11.02.                       Application of Trust Money.

Subject to the provisions of Section 11.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders of Securities, all money deposited with it pursuant to Section 11.01(b) with respect to Securities and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of, and any interest and premium on, the Securities.

Section 11.03.                       Repayment to Company.

The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 11.01(b) and (ii) held by them at any time.

The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 11.04.                       Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 11.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01(b) until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 11.02; provided, however, that, if the Company has made any payment of the principal of, or interest or premium, if any, on, any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

ARTICLE 12                             AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 12.01.                       Without Consent of Holders.

The Company, when authorized by a resolution of the Board of Directors, and the Trustee may amend or supplement the Indenture or the Securities without notice to or consent of any Holder:

(a)                                  to comply with Section 5.11 and 8.01;

(b)                                 to cure any ambiguity, or correct any defect or inconsistency; provided that any amendment or supplement made solely to conform the provisions of the Indenture and the Securities to the descriptions thereof contained in the offering memorandum relating to the Securities dated October 11, 2011, will be deemed not to adversely affect the rights of any Holder;

(c)                                  to make any other change that does not adversely affect the rights of any Holder;

(d)                                 to comply with the provisions of the TIA;

(e)                                  to add to the covenants of the Company for the equal and ratable benefit of the Holders or to surrender any right, power or option conferred upon the Company;

(f)                                    to appoint a successor Trustee; or

(g)                                 to provide for the issuance of Additional Securities as permitted by Section 2.16, which will have terms substantially identical to the other outstanding Securities except as specified in Section 2.16, and which will be treated, together with any other outstanding Securities, as a single issue of securities.

Section 12.02.                       With Consent of Holders.

The Company and the Trustee may amend or supplement the Securities or this Indenture with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of the Securities or this Indenture without notice to any Holder. However, notwithstanding the foregoing but subject to Section 12.04, without the written consent of each Holder affected thereby, an amendment, supplement or waiver, including a waiver pursuant to Section 9.04, may not:

(a)                                  change the stated maturity of the principal of, or the date any installment of interest (including any Additional Interest) is due on, any Security;

(b)                                 reduce the principal amount of, or any premium or interest (including any Additional Interest) on, any Security;

(c)                                  reduce the amount of principal payable upon acceleration of the maturity of any Security;

(d)                                 change the currency of payment of principal of, or any premium, if any, or interest (including any Additional Interest) on, any Security or change the place of payment of any Security;

(e)                                  impair the right of any Holder to receive payment of principal of and interest on its Securities on or after same becomes due and payable or to institute suit for the enforcement of any payment on, or with respect to, any Security;

(f)                                    modify the provisions with respect to the purchase right of Holders pursuant to Article 3 upon a Fundamental Change in a manner adverse to the Holders of Securities;

(g)                                 modify the ranking of the Securities;

(h)                                 modify the provisions of this Indenture with respect to conversion of the Securities in a manner adverse to the Holders of Securities; and

(i)                                     modify any of the provisions of this Section, Section 12.06 or Section 9.04, except to increase any such percentage or to provide that certain provisions of this Indenture cannot be modified, amended or waived without the consent of the Holder of each outstanding Security affected thereby.

It shall not be necessary for the consent of the Holders under this Section 12.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 12.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 12.03.                       Compliance with Trust Indenture Act.

Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

Section 12.04.                       Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective, it shall bind every applicable Holder, unless it makes a change described in any of clauses (a) through (i) of Section 12.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Section 12.05.                       Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 12.06.                       Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 12 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be provided with, and, subject to Section 10.01, shall be fully protected in relying upon, an Officers’ Certificate (accompanied by a resolution of the Board of Directors of the Company) and an Opinion of Counsel in accordance with Section 13.04 stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplemental indenture until the Board of Directors (or a duly authorized committee thereof) approves it in writing (which writing may take the form of written resolutions and need not be signed by the directors).

Section 12.07.                       Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 13                             MISCELLANEOUS

Section 13.01.                       Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

Section 13.02.                       Notices.

Any demand, authorization, notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

United Therapeutics Corporation
1040 Spring Street
Silver Spring, Maryland 20910
Attention: Chief Financial Officer
Facsimile No.: (301) 608-9291

if to the Trustee, to:

525 William Penn Place, 38th Fl.
Pittsburgh, PA 15259,
Attention: Corporate Trust Administration
Facsimile No.: (412) 234-7535

Such notices or communications shall be effective when received.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar. Notices to Holders shall be deemed to have been given on the date of mailing or electronic delivery to such addresses. Whenever a notice is required to be given by the Company to the Holders, such notice may be given by the Trustee on the Company’s behalf and the Company will make such notice available on its website.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 13.03.                       Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

Section 13.04.                       Certificate and Opinion as to Conditions Precedent.

(a)                                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(i)                                     an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)                                  an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b)                                 Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)                                     a statement that the person making such certificate or opinion has read such covenant or condition;

(ii)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)                                a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)                              a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 13.05.                       Record Date for Vote or Consent of Securityholders.

The Company (or, in the event deposits have been made pursuant to Section 11.01, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 12.04, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

Section 13.06.                       Rules by Trustee, Paying Agent, Registrar and Conversion Agent.

The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

Section 13.07.                       Legal Holidays.

A “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York or the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Record Date is a Legal Holiday, the record date shall not be affected.

Section 13.08.                       Governing Law.

This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 13.09.                       No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10.                       No Recourse against Others.

All liability described in paragraph 15 of the Securities of any director, officer, employee or shareholder, as such, of the Company is waived and released.

Section 13.11.                       Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.12.                       Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 13.13.                       Severability.

In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.14.                       Table of Contents, Headings, etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.15.                       Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.16.                       Calculations

Except as otherwise set forth in this Indenture, the Company (or its agents) shall be responsible for making calculations called for under the Indenture and the Securities. The Company shall make, or cause its agents to make, such calculations in good faith and, absent manifest error, such calculations shall be final and binding on Holders of the Securities. The Company shall provide a schedule of such calculations to the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent shall be entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee shall forward such calculations to any Holder upon the written request of such Holder.

Section 13.17.                       Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

UNITED THERAPEUTICS CORPORATION

By:	/s/ John Ferrari
	Name:	John Ferrari
	Title:	CFO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	/s/ James M. Young
	Name:	James M. Young
	Title:	Senior Associate

SCHEDULE 4.02

The following table sets forth the increase in the Conversion Rate, expressed as a number of Additional Shares to be added to the conversion rate per $1,000 principal amount of Securities:

	Stock Price
Effective Date	$39.74	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00	$75.00	$80.00	$90.00	$100.00	$110.00	$125.00
October 17, 2011	4.1947	3.7365	2.8768	2.2397	1.7594	1.3918	1.1067	0.8824	0.7053	0.4499	0.2834	0.1733	0.0731
September 15, 2012	4.1947	3.8313	2.9086	2.2328	1.7288	1.3475	1.0556	0.8297	0.6528	0.4031	0.2447	0.1430	0.0544
September 15, 2013	4.1947	3.8127	2.8246	2.1142	1.5949	1.2100	0.9223	0.7043	0.5380	0.3111	0.1745	0.0914	0.0252
September 15, 2014	4.1947	3.5909	2.5450	1.8165	1.3036	0.9386	0.6771	0.4879	0.3504	0.1755	0.0806	0.0299	0.0008
September 15, 2015	4.1947	2.9883	1.9007	1.2004	0.7529	0.4680	0.2872	0.1728	0.1002	0.0261	0.0014	0.0000	0.0000
September 15, 2016	4.1947	1.2535	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

S-1

EXHIBIT A

[FORM OF FACE OF SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO UNITED THERAPEUTICS CORPORATION (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.] (1)

[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)   REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)   AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (D) PURSUANT TO AN

(1) Should be included only if the Security is a Global Security.

EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.] (2)

(2) These paragraphs should be included only if the Security is a transfer Restricted Security.

UNITED THERAPEUTICS CORPORATION

CUSIP:	No.

1.0% CONVERTIBLE SENIOR NOTES DUE SEPTEMBER 15, 2016

United Therapeutics Corporation, a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co., or registered assigns, the principal sum of dollars ($            ) on September 15, 2016 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security]. (3)

This Security is convertible as specified on the other side of this Security. Additional provisions of this Security are set forth on the other side of this Security.

[SIGNATURE PAGE FOLLOWS]

(3) This phrase should be included only if the Security is a Global Security.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

UNITED THERAPEUTICS CORPORATION

By:
Name:
Title:

Trustee’s Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF SECURITY]

UNITED THERAPEUTICS CORPORATION

1.0% CONVERTIBLE SENIOR NOTES DUE SEPTEMBER 15, 2016

1.             INTEREST AMOUNTS

United Therapeutics Corporation, a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture hereinafter referred to), will pay interest at a rate of 1.0% per annum, on the principal amount of this Security payable as provided in the Indenture.

2.             METHOD OF PAYMENT

The Company shall pay any interest on this Security to the person who is the Holder of this Security at the close of business on March 1 or September 1, as the case may be, next preceding the related interest payment date. The Holder must surrender this Security to a Paying Agent to collect payment of principal and premium, if any. Interest on the Security will be paid at a rate of 1.0% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, the immediately following Business Day, commencing          .  Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. In the event of the maturity, conversion or purchase of the Security by the Company at the option of the Holder, interest shall cease to accrue on the Security. However, the Company will pay interest on the maturity date to a Holder of record of the Security on the record date immediately preceding the stated maturity date regardless of whether such Holder converts the Security.

The Company will pay principal of (and premium, if any) and interest on this Security in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal, premium, if any, and interest in respect of any Certificated Security by check or wire transfer payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $1,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least 10 Business Days prior to the payment date. The Company may mail a check for interest to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.             PAYING AGENT, REGISTRAR AND CONVERSION AGENT

Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”, which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its

Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.             INDENTURE, LIMITATIONS

This Security is one of a duly authorized issue of Securities of the Company designated as its 1.0% Convertible Senior Notes due September 15, 2016 (the “Securities”), issued under an Indenture, dated as of October 17, 2011 (together with any supplemental indentures thereto, the “Indenture”), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them.

The Securities are senior unsecured obligations of the Company. The Indenture does not limit other debt of the Company, secured or unsecured.

5.             PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the date that is not less than 20 Business Days nor more than 30 Business Days after the occurrence of a Fundamental Change specified by the Company in the notice provided for by Section 3.01(b) of the Indenture at a purchase price equal to the Fundamental Change Purchase Price set forth in Section 3.01(a) of the Indenture, payable in cash, subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 3.01(b) of the Indenture. The Holder shall have the right to withdraw any Fundamental Change Purchase Notice in whole or in a portion thereof that is $1,000 or an integral multiple thereof) at any time prior to 5:00 p.m., New York City time, on the second Scheduled Trading Day immediately preceding the Fundamental Change Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

6.             CONVERSION

A Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Cash and Common Stock at any time prior to the close of business on June 15, 2016, subject to the conditions, if any, set forth in Section 5.01 of the Indenture; provided, however, that, if the Security is submitted for purchase upon a Fundamental Change, the conversion right shall terminate at the close of business on the second Scheduled Trading Day immediately preceding the Fundamental Change Purchase Date for such Security or such earlier date as the Holder presents such Security for purchase (unless the Company shall default in making the Fundamental Change Purchase Price payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is purchased).

The initial Conversion Price is $47.69 per share, and the initial Conversion Rate is approximately 20.9688 shares of Common Stock, in each case subject to adjustment under certain circumstances as provided in the Indenture. No fractional shares will be issued upon conversion; in lieu thereof, the Company shall deliver a number of shares of Common Stock equal to the aggregate of the fractional shares otherwise deliverable for each Trading Day during the Conversion Period (rounding down to the nearest whole number) and in Cash equal to the remainder multiplied by the Volume Weighted Average Price of the Common Stock on the last day of the Conversion Period.

To convert a Security, a Holder must (a) complete and duly sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, if such Security is represented by a Global Security, by book-entry transfer through the facilities of the Depositary in accordance with the Applicable Procedures or, if such Security is represented by a Certificated Security, by delivery of such Security at the specified office of the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Conversion Agent and (d) pay any transfer or similar tax, if required. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.

A Security in respect of which a Holder had delivered a Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if the Fundamental Change Purchase Notice is withdrawn in accordance with the terms of the Indenture.

7.             [RESERVED]

8.             DENOMINATIONS, TRANSFER, EXCHANGE

The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

9.             PERSONS DEEMED OWNERS

The Holder of a Security may be treated as the owner of it for all purposes.

10.           UNCLAIMED MONEY

If money for the payment of principal, premium, if any, or interest, if any, remains unclaimed for two years after the date upon which such payment has become due, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the

Company for payment as general creditors unless an applicable abandoned property law designates another person.

11.           AMENDMENT, SUPPLEMENT AND WAIVER

Subject to certain exceptions set forth in the Indenture, the Securities and the Indenture may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing default or Event of Default with respect to the Securities and its consequence or compliance with any provision of the Securities or the Indenture may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, correct any defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

12.           SUCCESSOR ENTITY

When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

13.           DEFAULTS AND REMEDIES

Under the Indenture, an Event of Default with respect to the Securities includes: (i) default for 30 days in payment of any interest on any Securities; (ii) default in payment of any principal of (including, without limitation, any premium, if any, on) the Securities when due; (iii) defaults in the payment of Cash and shares of Common Stock (if any) upon conversion of any Security (including any Additional Shares), when the same becomes due and payable; (iv) failure by the Company for 60 consecutive days after notice to it to comply with any of its other agreements contained in the Securities or in the Indenture with respect to the Securities (other than in the case of a failure to comply with Section 7.02 of the Indenture or Section 314(a) of the TIA, to the extent specified in the Indenture); (v) default in payment of the Fundamental Change Purchase Price of any Security when the same becomes due and payable; (vi) failure to provide a Fundamental Change Purchase Notice when required; (vii) any Indebtedness for money borrowed of the Company or a Significant Subsidiary in an outstanding principal amount in excess of $30 million is not paid at final maturity or upon acceleration and such Indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded after the applicable grace period, if any, specified in the agreement or Instrument relating to such Indebtedness; (viii) the Company or a Significant Subsidiary fails to pay one or more final and non-appealable judgments entered by a court of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $30 million, if the judgments are not paid, discharged or stayed within 45 days; and (xi) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. If an Event of Default with respect to the Securities (other than as a result of certain events of bankruptcy, insolvency or reorganization specified in the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may declare all unpaid principal to the date of acceleration on the Securities then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization specified in the Indenture, all unpaid principal of the Securities then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, any premium, or interest) if a committee of its trust officers determines that withholding notice is in the interests of the Holders. The Company is required to file periodic reports with the Trustee as to the absence of default.

14.           TRUSTEE DEALINGS WITH THE COMPANY

The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

15.           NO RECOURSE AGAINST OTHERS

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

16.           AUTHENTICATION

This Security shall not be valid until the Trustee or an authenticating agent manually or by facsimile signs the certificate of authentication on the other side of this Security.

17.           ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Security but not specifically defined herein are used herein as so defined.

18.           INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: United Therapeutics Corporation, 1040 Spring Street, Silver Spring, Maryland 20910, Attention: Chief Financial Officer.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

*      The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $            .

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

*    The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

OPTION TO ELECT REPURCHASE

UPON A FUNDAMENTAL CHANGE

To: United Therapeutics Corporation

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from United Therapeutics Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at a purchase price equal to the Fundamental Change Purchase Price, payable in Cash.

Dated:

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

SCHEDULE OF EXCHANGES OF SECURITIES (4)

The following exchanges, redemptions, repurchases or conversions of a part of this global Security have been made:

Principal Amount
of this Global Security	Authorized		Amount of
Following Such Decrease	Signatory of	Amount of Decrease in	Increase in
Date of Exchange	Securities	Principal Amount	Principal Amount
(or Increase)	Custodian	of this Global Security	of this Global Security

(4) This phrase should be included only if the Security is a Global Security.

EXHIBIT B

FORM OF TRANSFER CERTIFICATE FOR TRANSFER

OF RESTRICTED COMMON STOCK

[NAME AND ADDRESS OF COMMON STOCK TRANSFER AGENT]

Re:	United Therapeutics Corporation 1.0% Convertible Senior Notes Due September 15, 2016 (the “Securities”)

Reference is hereby made to the Indenture dated as of October 17, 2011 between the Company and the Trustee (the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to                    shares of Common Stock [that are to be] [represented by the accompanying certificate(s) that were] issued upon conversion of Securities and which are held in the name of [name of transferor] (the “Transferor”) to effect the transfer of such Common Stock.

In connection with the transfer of such shares of Common Stock, the undersigned confirms that such shares of Common Stock are being transferred:

CHECK ONE BOX BELOW:

☐     To the Company or any Subsidiary thereof.

☐     To a person the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) that is purchasing for its own account or for the account of another “qualified institutional buyer” and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A.

☐     Pursuant to another available exemption from the registration requirements of the Securities Act.

B-1

Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if the third box is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, including opinions of counsel, as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

[Name of Transferor],

By:
Name:
Title:

Dated:

B-2